     The Financial Statements required by Form 11-K for the fiscal years ended December 31, 1993 and 1992 with respect to the Noble Drilling Corporation Thrift Plan are filed in paper format under cover of Form SE in accordance with Instruction E to Form 11-K.





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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 20, 1994, with respect to the Noble Drilling Corporation Thrift Plan for the years ended December 31, 1993 and 1992, appearing on sequentially numbered page 7 of the paper format portion of this filing under cover of Form SE of this Form 10-K/A (Amendment No. 1) into the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-18966) of the Noble Drilling Corporation Thrift Plan.



                                                 /s/ ARTHUR ANDERSEN & CO.
                                                 -----------------------------
                                                     ARTHUR ANDERSEN & CO.




Houston, Texas
June 28, 1994